UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2022

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Result of Operations and Financial Condition.

On November 8, 2022, Radius Global Infrastructure, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Radius Global Infrastructure, Inc. on November 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:	/s/ Glenn J. Breisinger
Name	Glenn J. Breisinger
Title:	Chief Financial Officer and Treasurer

Date: November 8, 2022